Exhibit 10.24

Type:	Non-Statutory Rollover Option
Name:	[ ]
Number of Shares of Common Stock of the Company subject to Rollover Option:	[ ]
Price Per Share:	$0.25
Date of Grant:	[ ]

SKY GROWTH HOLDINGS CORPORATION

2012 EQUITY INCENTIVE PLAN

THIS AWARD AND ANY SECURITIES ISSUED UPON EXERCISE OF THIS AWARD ARE SUBJECT TO RESTRICTIONS ON VOTING AND TRANSFER AND REQUIREMENTS OF SALE AND OTHER PROVISIONS AS SET FORTH IN THE MANAGEMENT STOCKHOLDERS’ AGREEMENT.

SKY GROWTH HOLDINGS CORPORATION STRONGLY ENCOURAGES YOU TO SEEK THE ADVICE OF YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH RESPECT TO YOUR AWARD AND ITS TAX CONSEQUENCES.

NON-STATUTORY ROLLOVER OPTION AGREEMENT

This agreement (the “Agreement”) evidences a rollover stock option granted by Sky Growth Holdings Corporation (the “Company”) to the optionee set forth above (the “Optionee” and together with the Company, the “Parties”), pursuant to and subject to the terms of the Sky Growth Holdings 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless defined herein, all capitalized terms used herein have the meanings set forth in the Plan.

WHEREAS, the Company owns all of the issued and outstanding stock of Sky Growth Acquisition Corporation, a Delaware corporation (“Merger Sub”), and on July 14, 2012, the Company, Merger Sub and Par Pharmaceutical Companies, Inc. (“Par”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Par (the “Merger”) on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, immediately prior to the Merger, the Optionee held certain options listed on Schedule I hereto, (the “Par Options”) that were granted pursuant to the Par Pharmaceuticals Companies, Inc. 2004 Performance Equity Incentive Plan, (the “Par Plan”) to purchase shares of Par common stock, all of which became fully vested in connection with the Merger;

WHEREAS, the Company has agreed to substitute options to acquire common stock, $0.001 par value per share, of the Company (the “Common Stock”) on the terms hereinafter set forth (the “Rollover Option”) in exchange for the Par Options; and

WHEREAS, subject to the limitations contained in Rule 701 under the Securities Act of 1933, as amended (the “Securities Act”), the issuance of the Rollover Option under this Agreement is intended to be exempt from the registration requirements of the Securities Act pursuant to Rule 701.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Treatment of Par Options. Each Par Option previously entitling the Optionee to acquire shares of Par common stock on the terms set forth in such Par Option and the Par Plan is hereby exchanged for a Rollover Option to purchase, on the terms provided herein and in the Plan (including, without limitation, the exercise provisions in Section 6(b)(3) of the Plan), the number of shares of Common Stock set forth across from such Rollover Option on Schedule II attached hereto with an exercise price per share of Common Stock as set forth on Schedule II, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof. The exchange of a Rollover Option for a Par Option is intended to qualify as an option substitution under Treas. Reg. §1.409A-1(b)(5)(v)(D) and will be construed accordingly. Without limiting the foregoing, the Rollover Option will (i) be fully vested at all times; (ii) expire not later than the latest date on which the corresponding Par Option would have expired; (iii) remain subject to the post-termination provisions applicable to the corresponding Par Option (including, without limitation, the provisions relating to the effect of a termination for “Cause”); and (iv) be governed in all respects by the terms of the corresponding Par Option, except for (A) the number and type of shares of Common Stock subject to the Rollover Option, (B) the exercise price of the Rollover Option, (C) the provisions of Section 7 of the Plan, (D) the provisions of the Plan applicable to governance, amendment, termination, administration, interpretation and similar matters, and (E) all other provisions of the Plan that as applied to the Rollover Option would not be treated as inconsistent with satisfaction of the requirements of Treas. Reg. §1.409A-1(b)(5)(v)(D). The Rollover Option is a non-statutory option, granted to the Optionee in connection with the Optionee’s Employment by the Company in substitution of a Par Option.

2. Representations and Warranties of the Company. The Company represents and warrants to the Optionee that the statements in this Section 2 are true and correct as of the date of this Agreement.

(a)	Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)

Authorization, Execution and Delivery of the Agreement. The Company has the capacity, full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c)	Valid Issuance of the Rollover Option. The shares of Common Stock issuable upon exercise of the Rollover Option that is being issued to the Optionee hereunder, when issued in accordance with the terms hereof for the consideration expressed herein, will be validly issued, fully paid and nonassessable.

3. Representations and Warranties of the Optionee. The Optionee represents and warrants to the Company that the statements in this Section 3 are true and correct as of the date of this Agreement.

(a)	Ownership of Par Securities. The Optionee holds the Par Options listed on Schedule I. Except for the provisions of the applicable Par Plan and any transfer restrictions under applicable securities law, the Par Options are held free and clear of all mortgages, liens, licenses, pledges, charges, claims, security interests, encumbrances, agreements, rights of first refusal, options or restrictions of any kind whatsoever (including, without limitation, restrictions on the right to sell or otherwise dispose of such Par Options) or other defects in title.

(b)	Authorization, Execution and Delivery of the Agreement. The Optionee has the capacity, full power and authority to execute and deliver this Agreement, to perform the Optionee’s obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Optionee and constitutes the valid and legally binding obligation of the Optionee, enforceable in accordance with its terms and conditions. The Optionee need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(c)	Investment. The Optionee understands that the holding of the Rollover Option involves substantial risk. The Optionee understands that, following the effective time of the Merger, Par, as the surviving corporation of the Merger, intends to file a Form 15 to deregister the Par common stock under the Securities Exchange Act of 1934, as amended, and suspend its duty to file periodic and current reports thereunder. The Optionee is electing to receive the Rollover Option for his or her own account, for investment purposes only and not with a view to the distribution or public offering thereof in violation of the Securities Act, or any applicable United States federal, state or foreign securities laws or regulations.

(d)	No Registration. The Optionee has been advised that neither the Rollover Option nor the shares of Common Stock issuable upon exercise thereof are being registered under the Securities Act, upon the basis that the transaction is exempt from such registration requirements pursuant to regulations promulgated by the Securities and Exchange Commission, and that reliance by the Company on such exemptions are predicated in part on the Optionee’s representations set forth herein, and, as a result, no Rollover Option, or any shares issued upon exercise or distribution thereof, may be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provisions of applicable state securities laws or pursuant to an applicable exemption therefrom. The Optionee is aware that the Company is not under any obligation to effect any such registration with respect to the Rollover Option or the shares of Common Stock issuable upon exercise thereof or to file for or comply with any exemption from registration. The Optionee further acknowledges that his or her rights and interests under and with respect to the Rollover Option and the shares issued upon any exercise or distribution thereof will be subject to the terms and conditions of the Plan and the Management Stockholders’ Agreement and the Optionee will have no further rights under the Par Options exchanged for such Rollover Option. The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The address of the Optionee is as set forth under the Optionee’s name on the signature page hereof.

(e)	Disclosure. The Optionee is employed by Par or one of its subsidiaries. In connection with the Optionee’s exchange of Par Options for Rollover Options, Par has made available to the Optionee a copy of Par’s proxy statement dated August 2, 2012 relating to the Merger together with a confidential information memorandum dated September 17, 2012 relating to the opportunity to invest in the common stock of the Company and describing the equity securities of the Company and certain risks associated with investing in such securities, including the Rollover Option. The Optionee has been given access to all other information regarding the financial condition and the proposed business and operations of the Company, Par and its subsidiaries that the Optionee has requested in order to evaluate its investment in the Company. The Company has made available to the Optionee the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company and Par concerning the terms and conditions of the Rollover Option, and to obtain any additional information desired by the Optionee with respect to the Company, Par and its subsidiaries.

(f)	No Other Representations or Warranties; Acknowledgments. No representations or warranties, oral or otherwise, have been made to the Optionee (or any party acting on the Optionee’s behalf) in connection with the offer and issuance of the Rollover Option other than the representations and warranties specifically set forth in this Agreement. The Optionee has had an opportunity to consult an independent tax and legal advisor and the Optionee’s decision to enter into this Agreement has been based solely upon the Optionee’s evaluation. The Optionee is aware that the Management Stockholders’ Agreement provides significant restrictions on the Optionee’s ability to transfer or dispose of the Rollover Option and the shares of Common Stock issuable upon exercise thereof.

4. Exercise of Option. Each election to exercise the Rollover Option will be subject to the terms and conditions of the Plan and must be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom the Rollover Option is transferred by will or the applicable laws of descent and distribution. Each such written exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full of the exercise price as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, or (ii) by such other means, if any, as may be acceptable to the Administrator as provided in the Plan.

5. Share Restrictions, Etc. Not later than upon the execution of this Agreement and effective as of the date hereof, the Optionee has executed and become a party to the Management Stockholders’ Agreement. The Optionee’s rights hereunder (including with respect to shares received upon exercise) are subject to the restrictions and other provisions contained in the Management Stockholders’ Agreement.

6. Legends, Etc. Shares issued upon exercise of the Rollover Option or otherwise delivered in satisfaction of the Rollover Option will bear such legends as may be required or provided for under the terms of the Management Stockholders’ Agreement.

7. Transfer of the Rollover Option. The Rollover Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8. Withholding. The exercise of the Rollover Option will give rise to “wages” subject to withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No shares will be transferred pursuant to the exercise of the Rollover Option unless and until the person exercising the Rollover Option has remitted to the Company an amount in cash sufficient to satisfy all U.S. federal, state, local and non-U.S. requirements with respect to tax withholdings then due and has committed (and by exercising the Rollover Option the Optionee shall be deemed to have committed) to pay in cash all tax withholdings required at any later time in respect of the transfer of such shares, or has made other arrangements satisfactory to the Administrator with respect to such taxes; provided that, if the Administrator so permits, the Optionee may satisfy such withholding requirements by having the Company hold back shares otherwise issuable upon the exercise of the Rollover Option with a fair market value equal to the applicable statutory minimum tax withholding requirements. The Optionee authorizes the Company and its subsidiaries to withhold such amounts due hereunder from any payments otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

9. Effect on Employment. Neither the grant of the Rollover Option, nor the issuance of shares upon exercise of the Rollover Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

9. Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Parties agree that any disputes related to this Agreement shall be resolved in the state or federal courts of Delaware, to whose exclusive jurisdiction the Optionee expressly consents.

By acceptance of the Rollover Option, the undersigned agrees hereby to become a party to, and be bound by the terms of, the Management Stockholders’ Agreement and to be subject to the terms of the Plan. The Optionee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company may be an electronic signature that will be treated as an original signature for all purposes hereunder and (ii) if so, such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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Executed as of the [    ] day of [                    ], 2012.

Company:	SKY GROWTH HOLDINGS CORPORATION

By:
Name: Ronald Cami
Title: Vice President and Secretary

[Signature Page to Non-Statutory Rollover Option Agreement]

Optionee:
Name: [ ]

Address:

[ ]
[ ],[ ][ ]

[Signature Page to Non-Statutory Rollover Option Agreement]

Schedule I

Par Options

STOCK OPTIONS
Grant Date	Name of Par Plan	Number of Options Outstanding	Exercise Price	Expiration Date	Number of Options Rolled

Schedule II

Rollover Options

PAR OPTIONS		ROLLOVER OPTIONS
Number of Shares of Par Common Stock	Exercise Price per Share of Par Common Stock	Number of Shares of Common Stock of the Company	Exercise Price per Share of Common Stock of the Company